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                                                                    Exhibit 23.2


                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-106146 of Mindspeed Technologies, Inc. on Form S-3 of our report dated November 8, 2000, appearing in the Registration Statement on Form 10 of Mindspeed Technologies, Inc. dated June 6, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE

Chartered Accountants and
Registered Auditors
Bristol, United Kingdom
July 1, 2003